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                                                                     EXHIBIT 3.6

                         ALCAN FABRICATION CORPORATION

                                     BYLAWS

                           ADOPTED AS OF MAY 23, 2003

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                          ALCAN FABRICATION CORPORATION

                                     BYLAWS

                                TABLE OF CONTENTS

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                                                                                                         PAGE
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ARTICLE I          OFFICES......................................................................           1
        Section 1.1      Principal Office.......................................................           1
        Section 1.2      Other Offices..........................................................           1
ARTICLE II         MEETINGS OF SHAREHOLDERS.....................................................           1
        Section 2.1      Time and Place of Meetings.............................................           1
        Section 2.2      Annual Meetings........................................................           1
        Section 2.3      Special Meetings.......................................................           2
        Section 2.4      Notice.................................................................           2
        Section 2.5      Quorum; Withdrawal of Quorum...........................................           2
        Section 2.6      Voting.................................................................           3
        Section 2.7      Method of Voting.......................................................           3
        Section 2.8      Action Without Meeting.................................................           3
ARTICLE III        DIRECTORS....................................................................           4
        Section 3.1      Responsibilities.......................................................           4
        Section 3.2      Number; Election; Qualification; Term; Removal.........................           4
        Section 3.3      Vacancies; Increases...................................................           5
        Section 3.4      Place of Meetings......................................................           5
        Section 3.5      Regular Meetings.......................................................           5
        Section 3.6      Special Meetings.......................................................           5
        Section 3.7      Quorum; Majority Vote..................................................           6
        Section 3.8      Minutes................................................................           6
        Section 3.9      Committees.............................................................           6
        Section 3.10     Committee Minutes......................................................           7
        Section 3.11     Action Without Meeting.................................................           7
ARTICLE IV         NOTICES......................................................................           7
        Section 4.1      Method.................................................................           7
        Section 4.2      Waiver.................................................................           7
ARTICLE V          OFFICERS.....................................................................           8
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        Section 5.1      Number.................................................................           8
        Section 5.2      Term; Vacancies........................................................           8
        Section 5.3      Removal................................................................           8
        Section 5.4      Compensation...........................................................           8
        Section 5.5      Duties.................................................................           9
        Section 5.6      Chairman...............................................................           9
        Section 5.7      President..............................................................           9
        Section 5.8      Execution of Documents and Action with Respect to Securities of
                         Other Entities.........................................................           9
        Section 5.9      Vice President.........................................................          10
        Section 5.10     Secretary and Assistant Secretaries....................................          10
        Section 5.11     Treasurer and Assistant Treasurers.....................................          11
ARTICLE VI         INDEMNIFICATION OF DIRECTORS AND OFFICERS....................................          11
        Section 6.1      Indemnification........................................................          11
ARTICLE VII        CERTIFICATES REPRESENTING SHARES.............................................          12
        Section 7.1      Certificates...........................................................          12
        Section 7.2      Lost, Stolen or Destroyed Certificates.................................          12
        Section 7.3      New Certificates.......................................................          13
        Section 7.4      Record Date............................................................          13
        Section 7.5      Record Owners..........................................................          15
ARTICLE VIII       GENERAL PROVISIONS...........................................................          15
        Section 8.1      Distributions and Share Dividends......................................          15
        Section 8.2      Checks.................................................................          16
        Section 8.3      Fiscal Year............................................................          16
        Section 8.4      Seal...................................................................          16
        Section 8.5      Telephone and Similar Meetings.........................................          16
        Section 8.6      Amendment of Bylaws....................................................          16
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                          ALCAN FABRICATION CORPORATION

                                     BYLAWS

                                    ARTICLE I

                                    OFFICES

      Section 1.1 Principal Office. The principal office of Alcan Fabrication Corporation (the "Corporation") shall be located in the City of Cleveland, State of Ohio, or at such other place as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine.

      Section 1.2 Other Offices. The Corporation may also have offices at such other places, within or without the State of Texas, as the Board of Directors may from time to time determine, or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

      Section 2.1 Time and Place of Meetings. All meetings of the shareholders shall be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 2.2 Annual Meetings. Annual meetings of shareholders, commencing with the year 2004, shall be held on the 15th day in March if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, the shareholders entitled to vote thereat shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

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      Section 2.3 Special Meetings. Special meetings of the shareholders, unless otherwise prescribed by statute or provided by the Articles of Incorporation of the Corporation (the "Articles of Incorporation") or these Bylaws, may be called by the President or the Board of Directors or by the holders of at least 10% of all shares entitled to vote at the meeting. Business conducted at any special meeting shall be confined to the purpose or purposes described in the notice thereof.

      Section 2.4 Notice. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) calendar days (twenty (20) calendar days in the case of a meeting to approve a plan of merger or exchange) nor more than sixty (60) calendar days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or other person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or its address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

      Section 2.5 Quorum; Withdrawal of Quorum. A quorum shall be present at a meeting of shareholders if the holder or holders of a majority of the shares entitled to vote are present in person, represented by duly authorized representative in the case of a corporation or other legal entity or represented by proxy, unless otherwise provided in the Articles of Incorporation. Unless otherwise provided in the Articles of Incorporation or these Bylaws, once a quorum is present at a duly constituted meeting of shareholders, the shareholders present or represented at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder present or represented shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the Articles of

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Incorporation or these Bylaws, the shareholders entitled to vote and present or represented at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented at that meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be conducted which might have been conducted at the meeting as originally notified.

      Section 2.6 Voting. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares is required by statute, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented at a meeting of shareholders at which a quorum is present shall be the act of the shareholders, unless otherwise provided in the Articles of Incorporation or these Bylaws. Directors shall be elected by the affirmative vote of the holder or holders of a majority of the shares then entitled to vote at an election of directors.

      Section 2.7 Method of Voting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the Articles of Incorporation provide for more or less than one vote per share or limit or deny voting rights to the holders of the shares of any class or series or as otherwise provided by statute. A shareholder may vote in person, by duly authorized representative in the case of a corporation or other legal entity or by proxy executed in writing by the shareholder or by his or its duly authorized attorney-in-fact. Each proxy shall be filed with the Secretary of the Corporation prior to the time of the meeting.

      Section 2.8 Action Without Meeting. Unless otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at any meeting of the shareholders may

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be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                  ARTICLE III

                                   DIRECTORS

      Section 3.1 Responsibilities. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.

      Section 3.2 Number; Election; Qualification; Term; Removal. The Board of Directors shall consist of one or more members. The initial directors of the Corporation shall be as set forth in the original Articles of Incorporation. Thereafter, the number of directors shall be fixed from time to time by the Board of Directors or by the shareholders at the annual or a special meeting; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section
3.3 below. At each annual meeting, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting. Each director elected shall hold office until the earliest of (1) the ensuing year or until their successors are elected or appointed, or (2) the death, removal or resignation of such director, or (3) the director ceasing to be an active, full-time employee of the Corporation or an affiliate of the Corporation. Directors need not be residents of the State of Texas or shareholders of the Corporation. At any meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by

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the affirmative vote of the holder or holders of a majority of the shares then entitled to vote at an election of directors.

      Section 3.3 Vacancies; Increases. Any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise) may be filled by election at an annual or special meeting of shareholders called for that purpose, by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum, or by a sole remaining director. Each director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose or by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, however, that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

      Section 3.4 Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

      Section 3.5 Regular Meetings. Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors. Regular meetings of the Board of Directors may be held without notice.

      Section 3.6 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President on one
(1) day's written notice to each director by whom such notice is not waived, with such notice being given to each director either personally or by regular mail, E-mail, telegram or telephone. Notice of a special meeting shall be given by the President or the Secretary. Such notice may, but need not, specify the purpose or purposes of the meeting.

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      Section 3.7 Quorum; Majority Vote. At all meetings, a majority of the number of the directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business unless a greater number is specifically required by statute or provided in the Articles of Incorporation or these Bylaws. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically required by statute or provided in the Articles of Incorporation or these Bylaws, in which case the express provision shall control. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 3.8 Minutes. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

      Section 3.9 Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees, each of which shall be comprised of one or more members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members, at any meeting of that committee. Any such committee, to the extent provided in such resolution or in the Articles of Incorporation or these Bylaws, shall have and may exercise all of the authority of the Board of Directors, except as otherwise provided by statute. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

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      Section 3.10 Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Such minutes shall be placed in the minute book of the Corporation.

      Section 3.11 Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting of the Board of Directors.

                                   ARTICLE IV

                                    NOTICES

      Section 4.1 Method. Whenever by statute, the Articles of Incorporation, these Bylaws or otherwise, notice is required to be given to a director or shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to be personal notice, but any such notice may be given:
(a) in writing, by mail, postage prepaid, addressed to the director or shareholder at the last address known by the Corporation for such director or shareholder at the address appearing on the share transfer records of the Corporation, or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is deposited in the United States mail. In addition to the foregoing, notice to directors may also be given by telegram, telephone or E-mail.

      Section 4.2 Waiver. Whenever by statute, the Articles of Incorporation or these Bylaws, any notice is required to be given to a director or shareholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, or in the case of a corporation or other legal entity

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by its duly authorized representative, whether before or after the time stated
therein, shall be equivalent to the giving of such notice.

                                    ARTICLE V

                                    OFFICERS

      Section 5.1 Number. The officers of the Corporation shall consist of a President and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect a Chairman of the Board, a Treasurer, a Controller and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers and such other officers as may be appointed from time to time by the Board of Directors. Any number of offices may be held by the same person.

      Section 5.2 Term; Vacancies. The officers of the Corporation shall hold office until the earliest of (1) the ensuing year or until their successors are elected or appointed, or (2) the death, removal or resignation of such officer, or (3) the officer ceasing to be an active, full-time employee of the Corporation or an affiliate of the Corporation. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

      Section 5.3 Removal. Any officer elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby.

      Section 5.4 Compensation. The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of all other officers and agents of the Corporation to an officer of the Corporation.

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      Section 5.5 Duties. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices and not inconsistent with these Bylaws, or as may be specified from time to time by resolution of the Board of Directors regardless of whether such authority and duties are customarily incident to such office.

      Section 5.6 Chairman. The Chairman shall preside at all meetings of the shareholders and of the Board of Directors and he shall have such other duties and responsibilities as may be assigned to him by the Board of Directors. The Chairman may delegate to any qualified person authority to chair any meeting of the shareholders, either on a temporary or a permanent basis.

      Section 5.7 President. The President shall be responsible for the active management and direction of the business and affairs of the Corporation. In case of the inability or failure of the Chairman to perform the duties of that office, the President shall perform the duties of the Chairman, unless otherwise determined by the Board of Directors.

      Section 5.8 Execution of Documents and Action with Respect to Securities of Other Entities. The President shall have and is hereby given, full power and authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, and (b) to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of the shareholders or ownership interest holders (or with respect to any action of such shareholders or ownership interest holders) of any other corporation or legal entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such other corporation or legal entity. In addition, the President may delegate to other officers,

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employees and agents of the Corporation the power and authority to take any action which the President is authorized to take under this Section 5.8, with such limitations as the President may specify.

      Section 5.9 Vice President. Each Vice President, however titled, shall perform such duties and services and shall have such authority and responsibilities as shall be assigned to or required from time to time by the Board of Directors or the President.

      Section 5.10 Secretary and Assistant Secretaries.

            (a) The Secretary shall attend all meetings of the shareholders and all meetings of the Board of Directors and record all proceedings of the meetings of the shareholders and of the Board of Directors and shall perform like duties for the standing committees when requested by the Board of Directors or the President. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the Board of Directors. The Secretary shall perform such duties as may be prescribed by the Board of Directors or the President. To the extent that a corporate seal is adopted, the Secretary shall have charge of the seal of the Corporation and shall have the authority to affix the seal to any instrument. The Secretary or any Assistant Secretary may attest to the corporate seal by handwritten or facsimile signature. The Secretary shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent has been designated or is otherwise properly accountable.

            (b) Assistant Secretaries, in the order of their seniority, shall assist the Secretary and, if the Secretary is unavailable or fails to act, perform the duties and exercise the authorities of the Secretary.

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      Section 5.11 Treasurer and Assistant Treasurers.

            (a) The Treasurer shall have the custody of the funds and securities belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Treasurer with the prior approval of the Board of Directors or the President. The Treasurer shall disburse the funds and pledge the credit of the Corporation as may be directed by the Board of Directors and shall render to the Board of Directors and the President, as and when required by them, or any of them, an account of all transactions by the Treasurer. In addition, the Treasurer shall be the chief accounting officer of the Corporation. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation in accordance with generally accepted accounting methods and procedures. The Treasurer shall initiate periodic audits of the accounting records, methods and systems of the Corporation. The Treasurer shall also render to the Board of Directors and the President, as and when required by them, or any of them, a statement of the financial condition of the Corporation.

            (b) Assistant Treasurers, in the order of their seniority, shall assist the Treasurer and, if the Treasurer is unable or fails to act, perform the duties and exercise the powers of the Treasurer

                                   ARTICLE VI

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 6.1 Indemnification. Each person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust or other enterprise or employee benefit plan (including the heirs, executors, administrators or estate of such person) shall be

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indemnified by the Corporation to the fullest extent that a corporation is required or permitted to grant indemnification to such person under the Texas Business Corporation Act, as the same exists or may hereafter be amended. Reasonable expenses incurred by a director, officer, employee or agent of the Corporation who was, is or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the Corporation, in advance of the final disposition of the proceeding, to the maximum extent permitted under the Texas Business Corporation Act, as the same exists or may hereafter be amended. The right to indemnification under this Article VI shall be a contract right. In the event of the death of any person having a right of indemnification under this Article VI, such right will inure to the benefit of his or her heirs, executors, administrators and personal representatives. The rights under this Article VI will not be exclusive of any other right which any person may have or hereinafter acquire under any statute, bylaw, resolution of shareholders or directors, agreement or otherwise.

                                   ARTICLE VII

                        CERTIFICATES REPRESENTING SHARES

      Section 7.1 Certificates. Certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors, subject to applicable legal requirements. Such certificates shall be numbered and their issuance recorded in the books of the Corporation, and such certificate shall exhibit the holder's name and the number of shares and shall be signed in the name of the Corporation by the Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed.

      Section 7.2 Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by

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the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Secretary may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or its legal representative, to give the Corporation a bond, undertaking or other form of security in such sum and on such terms as it may reasonably direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      Section 7.3 New Certificates. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate or certificates for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the shareholder entitled thereto, cancel the old certificate, and record the transaction upon its books.

      Section 7.4 Record Date.

            (a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares, which determination shall be made in accordance with the provisions of the Articles of Incorporation, or, in the absence of such provision therein, as otherwise provided by law) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors may provide that the share transfer records shall be closed

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for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares, which determination shall be made in accordance with the provisions of the Articles of Incorporation, or, in the absence of such provision therein, as otherwise provided by law) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 7.4, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

            (b) Unless a record date shall have previously been fixed or determined pursuant to this Section 7.4, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not

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precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by bylaw, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

      Section 7.5 Record Owners. The Corporation may regard the person in whose name any shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time as the owner of those shares at the time for purposes of voting those shares, receiving distributions thereon, or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares, or giving proxies with respect to those shares. Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

      Section 8.1 Distributions and Share Dividends. Subject to statute and any provision of the Articles of Incorporation, distributions (in the form of cash or property) or share dividends may be

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declared by the Board of Directors at any regular or special meeting, or such declaration may be made by written consent of the directors.

      Section 8.2 Checks. All checks, demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      Section 8.3 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

      Section 8.4 Seal. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

      Section 8.5 Telephone and Similar Meetings. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the shareholders, members of the Board of Directors or members of any committee of the Board of Directors may participate in and hold a meeting of such shareholders, the Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

      Section 8.6 Amendment of Bylaws. Unless otherwise provided in the Texas Business Corporation Act, the Articles of Incorporation or these Bylaws, these Bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the shareholders or the Board of Directors, subject to the shareholders providing in amending, repealing or adopting a particular Bylaw that it may not be amended or repealed by the Board of Directors.

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